Exhibit 10.11

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT, dated as of May 19, 2015 (this “Agreement”), by and among GP Investments Acquisition Corp., a Cayman Islands exempted company (the “Company”), each of the parties set forth on Exhibit A annexed hereto (collectively the “Private Investors”) and Continental Stock Transfer & Trust Company (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated May 19, 2015 (the “Underwriting Agreement”), with Citigroup Global Markets Inc. (“Citigroup”) acting as underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 15,000,000 units of the Company plus up to an additional 2,250,000 units if the Underwriters exercise their over-allotment option. The Company’s units (the “Units”) each consist of one share of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one warrant. Each whole warrant (the “Warrant”) is exercisable to purchase one share of Ordinary Share (only whole warrants are exercisable), all as more fully described in the Company’s Prospectus, dated May 19, 2015, comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-203500) (the “Registration Statement”) filed under the Securities Act of 1933, as amended, and declared effective by the Securities and Exchange Commission on May 19, 2015 (the “Effective Date”);

WHEREAS, each of the Private Investors has agreed as a condition of the Underwriters’ purchase of the Units to deposit its Ordinary Shares purchased on March 2, 2015, as set forth opposite each Private Investor’s name on Exhibit A attached hereto (the “Founders’ Shares” and collectively with the Private Placement Warrants and the Ordinary Shares underlying each Private Investor's Units and Warrants, the “Escrow Securities”), in escrow as hereinafter provided;

WHEREAS, GPIC, Ltd., a Bermuda limited liability company (“Sponsor”) has agreed as a condition of the Underwriters’ purchase of the Units to purchase up to 6,062,500 Warrants for $1.00 per Warrant (the “Private Placement Warrants”) immediately prior to and subject to the closing (the “Closing”) of the Company’s initial public offering (the “Offering”) and to deposit such Private Placement Warrants in escrow as hereinafter provided; and

WHEREAS, the Company and the Private Investors desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Private Investors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities.

2.1. Founders’ Shares. On or before the Effective Date, each of the Private Investors shall deliver to the Escrow Agent certificates representing such Private Investor’s respective Founders’ Shares as set forth opposite their respective names on Exhibit A hereto, which certificates shall remain in the name of such Private Investor, to be held and disbursed subject to the terms and conditions of this Agreement. Each Private Investor acknowledges that the certificate representing such Private Investor’s Founders’ Shares bears a legend to reflect the deposit of such Founders’ Shares under this Agreement.

2.2 Private Placement Securities. Promptly following the consummation of the Offering, each of the Private Investors shall deliver to the Escrow Agent certificates representing such Private Investor’s respective Private Placement Shares and Private Placement Warrants as set forth opposite their respective names on Exhibit A attached hereto, which certificates shall remain in the name of such Private Investor, to be held and disbursed subject to the terms and conditions of this Agreement. Each Private Investor acknowledges that the certificates representing such Private Investor’s Private Placement Shares and Private Placement Warrants shall bear a legend to reflect the deposit of such securities under this Agreement.

3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Founders’ Shares and Private Placement Shares until the first anniversary of the consummation of a Business Combination (as such term is defined in the amended and restated memorandum and articles of association of the Company) and shall hold the Private Placement Warrants until the 30th day after the consummation of a Business Combination (each such period, an “Escrow Period”); provided, however, that if the over-allotment granted to the Underwriters pursuant to the Underwriting Agreement is not exercised in full prior to the expiration of the over-allotment option, then the Escrow Agent shall release to the Company such number of Founders’ Shares as directed in writing by the Company. The Company shall promptly provide notice of the consummation of a Business Combination to the Escrow Agent. Upon the completion of each Escrow Period, the Escrow Agent shall automatically disburse the applicable Escrow Securities to each Private Investor upon receipt of written request therefor from the Company; provided, however, that in the event the Closing does not occur prior to the two-year anniversary of the Effective Date, then the Escrow Agent shall promptly release the Escrow Securities to the Private Investors; provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company has been liquidated at any time prior to the Company completing its initial Business Combination during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Founders’ Shares and the Private Placement Warrants and shall promptly release the Private Placement Shares to the Sponsor; provided further, however, that if the Company completes a liquidation, merger, share exchange or other similar transaction after its initial Business Combination which results in all of the shareholders of the Company having the right to exchange their ordinary shares for cash, securities or other property, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer of the Company, release the Escrow Securities to the Private Investors on the date on which the transaction is completed; and provided further, however, that if subsequent to the consummation of a Business Combination, the last sale price of the Company's ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the Founders' Shares shall be released from escrow. The Escrow Agent shall act as soon as reasonably possible following the receipt of the certificate, and shall not be held liable for any delay in sending the Escrow Securities caused by the late receipt of the certificate. The Escrow Agent shall have no further duties hereunder with respect to the Escrow Securities after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4. Rights of Private Investors in Escrow Securities.

4.1. Rights as a Security Holder. Subject to the terms of their respective Insider Letters as described in Section 4.4 hereof and except as herein provided, each Private Investor shall retain all of its rights as a shareholder of the Company during the Escrow Period, including without limitation, the right to vote Ordinary Shares. The Escrow Agent shall have no responsibility to determine or verify the contents or limitations of the Insider Letters and shall be bound only by the terms of this Agreement.

4.2. Dividends and other Distributions in Respect of the Escrow Securities. During the Escrow Period with respect to the Escrow Securities, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Private Investors, but all dividends payable in shares or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the terms “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3. Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition (a “Transfer”) may be made of any or all of the Escrow Securities by a Private Investor except (a) transfers to the Company's officers or directors, any affiliates or family members of any of the Company's officers or directors, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor, (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) transfers by virtue of the laws of Bermuda or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (g) transfers in the event of the Company's liquidation prior to its completion of an initial business combination; and (h) in the event of the Company's completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our completion of its initial business combination provided, however, that in the case of clauses (a) through (f) these permitted Transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by such Private Investor transferring such Escrow Securities and such other documents as the Company or Citigroup may reasonably require. During the Escrow Period, no Private Investor shall pledge or grant a security interest in such Private Investor’s Escrow Securities or grant a security interest in such Private Investor’s rights under this Agreement.

4.4. Insider Letters. Each of the Private Investors has executed a letter agreement with the Company, which has been filed as an exhibit to the Registration Statement (the “Insider Letter”), with respect to the rights and obligations of such Private Investors in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1. Good Faith Reliance. The Escrow Agent shall be protected and shall not be liable for any action taken or omitted by it in good faith and in the exercise of its best judgment (unless grossly negligent), and may rely conclusively and may act upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other document which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or losses suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of Sections 5.2 and 5.7 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below and in the event of termination under 6.11 below.

5.3. Compensation. The Escrow Agent shall be entitled to compensation from the Company in accordance with Schedule I hereto for all services rendered by it hereunder.

5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Private Investors shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice, and such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company the Escrow Securities held hereunder. If no successor escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Private Investors in accordance with Section 6.7 hereof.

5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or willful misconduct.

5.8. Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

5.9. Standard of Care. The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and the Escrow Agent shall under no circumstances be deemed to be a fiduciary to any party hereto or any other person. The parties hereto agree that the Escrow Agent shall not assume any responsibility for the failure of the parties hereto to perform in accordance with this Escrow Agreement or any other agreement or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement or document. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

6. Miscellaneous.

6.1. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2. Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

6.3 Third Party Beneficiaries. Each of the Private Investors hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Citigroup.

6.4. Entire Agreement. This Agreement and the Insider Letters and Warrants as referenced herein contain the entire agreement of the Company and the Private Investors with respect to the subject matter hereof, and this Agreement contains the entire agreement as it pertains to the Escrow Agent and the other parties hereto and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all parties to this Agreement and Citigroup. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

6.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and permitted assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.

6.7. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Company, to:

GP Investments Acquisition Corp.

150 E. 52nd Street, Suite 5003

New York, NY 10022

Attn: Antonio Bonchristiano

Fax: (212) 430-4365

If to a Private Investor, to his address set forth in Exhibit A.

If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Steven G. Nelson or Robert McMonagle

A copy of any notice sent hereunder shall be sent to each of:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Suite 1400

Palo Alto, California 94301

Attn: Gregg A. Noel, Esq.

Michael J. Mies, Esq.

Fax:  (213) 621-5234

(650) 798-6510

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn: General Counsel

Fax: (646) 291-1469

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Deanna L. Kirkpatrick, Esq.

Manuel Garciadiaz, Esq.

Fax: (212) 701-5135

+55-11-4871-8501

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.8. Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Registration Statement.

6.9 Disputes. If any disagreement or dispute arises among the Company and the Private Investors concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, the Escrow Agent shall be under no obligation to act, except (i) with joint written instruction of the Company and the Private Investors, or (ii) under process or order of court, and shall sustain no liability for its failure to act pending such process or court order.

6.10 Authorized Signatures. Concurrent with the execution of this Agreement, the Company will provide a completed certificate of parties authorized to sign on its behalf, in the form attached hereto as Schedule II.

6.11 Termination. This Agreement shall terminate on the final distribution or destruction of all of the Escrow Securities in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Security Escrow Agreement as of the date first written above.

GP INVESTMENTS ACQUISITION CORP.

By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano
Title: Chief Executive Officer & Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS ESCROW AGENT

By:	/s/ Robert E. McMonagle
Name: Robert E. McMonagle
Title: Vice President

PRIVATE INVESTORS:

GPIC, LTD.

By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano
Title: Authorized Signatory

GPIAC, LLC

By:	/s/ Alvaro Lopes da Silva Neto
Name: Alvaro Lopes da Silva Neto
Title: Authorized Signatory

By:	/s/ Christopher Brotchie
Name: Christopher Brotchie

By:	/s/ Fernando d’Ornellas Silva
Name: Fernando d’Ornellas Silva

By:	/s/ Jaime Szulc
Name: Jaime Szulc

Exhibit A

Name and Address of Private Investor:	Number of Founders’ Shares	Number of Private Placement Warrants
GPIC, Ltd. Clarendon House 2 Church Street Hamilton, Bermuda HM11		6,062,500

GPIAC, LLC 615 S. DuPont Highway Dover, DE 19901	4,252,500

Fernando d’Ornellas Silva Rafael Calvo 39A-3ª Planta Edificio Fortuny 28010 Madrid	20,000

Christopher Brotchie Laurel House Advisors Ltd. 1 Victoria Court Bank Square, Morley, Leeds, LS27 9SE United Kingdom	20,000

Jaime Szulc R. Angelina Maffei Vita 282, apto 16A, Predio Dijon Sao Paulo, SP, Brazil 01455-070	20,000

Schedule I

Fee Type	Amount
Escrow Administrative Fee	$200.00 per month